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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ramco-Gershenson Properties Trust of our report dated March 6, 2002 (March 14, 2002 as to Note 14), which report contains an unqualified opinion and includes an explanatory paragraph regarding a change in accounting, from Amendment No. 3 to Registration Statement No. 333-57871 on Form S-3.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Ramco-Gershenson Properties Trust. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP


Detroit, Michigan
April 24, 2002